UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2016

IGNYTA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36344	45-3174872
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11111 Flintkote Avenue

San Diego, California 92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 255-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1. Base Salaries for Named Executive Officers. On January 7, 2016, the Compensation Committee of the Board of Directors (the “Committee”) of Ignyta, Inc. (the “Company”) established the base salaries to be paid to the Company’s named executive officers listed below (the “Named Executive Officers”), effective retroactively to January 1, 2016. In determining individual salaries, the Committee considered various factors, including an individual’s qualifications and relevant experience, the scope of the executive’s job responsibilities, individual contributions and performance, and the compensation levels of executives at similar companies. The following 2016 base salaries were established:

Name	Title	Base Salary
Jonathan Lim, M.D.	President and Chief Executive Officer	$520,000
Zachary Hornby	Chief Operating Officer	$395,000
Jacob Chacko, M.D.	Chief Financial Officer	$364,000

2. Bonuses Payable to Named Executive Officers. Also on January 7, 2016, the Committee approved cash bonuses to be paid to the Named Executive Officers. The bonuses related to such officers’ performance and the Company’s performance during 2015. The bonuses to be paid to the Named Executive Officers are as follows:

Name	Title	Amount of Bonus
Jonathan Lim, M.D.	President and Chief Executive Officer	$351,360
Zachary Hornby	Chief Operating Officer	$178,920
Jacob Chacko, M.D.	Chief Financial Officer	$162,624

3. RSU Grants. Also on January 7, 2016, the Committee granted restricted stock units (“RSUs”) to the Named Executive Officers under the Company’s 2014 Incentive Award Plan (the “Plan”). The RSUs related to such officers’ performance and the Company’s performance during 2015. The number of RSUs received by each Named Executive Officer is as follows:

Name	Title	Number of RSUs Received
Jonathan Lim, M.D.	President and Chief Executive Officer	72,000
Zachary Hornby	Chief Operating Officer	28,800
Jacob Chacko, M.D.	Chief Financial Officer	26,400

All of such RSUs will initially be unvested and will vest as follows, subject in each case to the Named Executive Officer’s continued employment with the Company: all of the RSUs will vest on January 7, 2021, provided that all of such RSUs will immediately vest upon the consummation of a Change in Control (as such term is defined in the Plan).

4. Amendments to Severance Plan. Also on January 7, 2016, the Committee amended the Company’s Severance and Change in Control Severance Plan (the “Severance Plan”), as follows:

•	the term of the Severance Plan was extended by three years, such that the Severance Plan will now automatically terminate on December 16, 2019, unless otherwise extended by the Company’s Board of Directors or the Committee;

•	in the event of a Change in Control (as defined in the Severance Plan), the benefits to be received by a Tier 1 Covered Employee (as defined in the Severance Plan) under the Severance Plan were amended to be (i) the sum of 2.0 times annualized Base Pay and 2.0 times Target Bonus (each as defined in the Severance Plan), paid in equal installments over the 24-month period following termination, (ii) Company-paid COBRA coverage for 24 months, and (iii) 100% accelerated vesting of the Tier 1 Covered Employee’s Equity Compensation Awards (as defined in the Severance Plan), in each case assuming compliance with all of the terms and conditions of the Severance Plan;

•	the Severance Plan was amended to provide that a Covered Employee will be entitled to receive severance benefits under the Severance Plan in the event of his or her resignation for Good Reason (as defined below) during the Change in Control Determination Period (as defined in the Severance Plan), in addition to the current provisions that provide such protection in the event of a termination of a Covered Employee’s employment other than for Cause (and other than due to death or Disability);

•	the Change in Control Determination Period under the Severance Plan was extended to apply to qualifying terminations during a specified period prior to a Change in Control and the 12 months following a Change in Control; and

•	the amended Severance Plan defines “Good Reason” as any of the following events without a Covered Employee’s consent: (i) a material diminution in the Covered Employee’s base compensation; (ii) a material diminution in the Covered Employee’s authority, duties or responsibilities; (iii) a material change in the geographic location at which the Covered Employee must perform his or her duties; or (iv) any other action or inaction that constitutes a material breach by the Company of contractual obligations to the Covered Employee, in each case within the Change in Control Determination Period.

The foregoing description of the amendments to the Severance Plan is subject to, and qualified in its entirety by reference to, the Amended and Restated Severance Plan, which the Company intends to file with its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016. A description of the terms and provisions of the Severance Plan prior to such amendments is set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2013, which description is incorporated herein by reference.

5. Annual Cash Bonus Targets. Also on January 7, 2016, the Committee set the target percentages for determining annual bonuses for the Named Executive Officers for 2016, expressed as a percentage of the applicable executive officer’s annual base salary, as follows:

Title	Annual Cash Bonus Target
President and Chief Executive Officer	50%
Chief Operating Officer	40%
Other Executive Officers	35%

The target represents a target cash bonus amount, eligibility for all or a portion of which will be subject to (i) the applicable Named Executive Officer’s achievement of performance objectives, determined annually by the Committee, and (ii) the discretion of the Committee to approve bonus amounts that are higher or lower than the stated target.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2016	IGNYTA, INC.

	By:	/s/ Jonathan E. Lim, M.D.
	Name:	Jonathan E. Lim, M.D.
	Title:	President and Chief Executive Officer